FOR IMMEDIATE RELEASE

Ciena Reports Fiscal First Quarter 2017 Financial Results

Delivers 8.4% revenue growth year-over-year

HANOVER, Md. - March 8, 2017 - Ciena® Corporation (NYSE: CIEN), a network strategy and technology company, today announced unaudited financial results for its fiscal first quarter ended January 31, 2017.

For the fiscal first quarter 2017, Ciena reported revenue of $621.5 million as compared to $573.1 million for the fiscal first quarter 2016.

On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal first quarter 2017 was $3.9 million, or $0.03 per diluted common share, which compares to a GAAP net loss of $11.5 million, or $(0.08) per diluted common share, for the fiscal first quarter 2016.

Ciena's adjusted (non-GAAP) net income for the fiscal first quarter 2017 was $38.4 million, or $0.26 per diluted common share, which compares to an adjusted (non-GAAP) net income of $25.2 million, or $0.18 per diluted common share, for the fiscal first quarter 2016.

"Our overall first quarter performance demonstrates our ability to grow and capture market share across geographies, market segments and product lines, reflecting the investments we've made to diversify our business in these areas," said Gary B. Smith, president and CEO, Ciena. "Our strategic investments and differentiated portfolio are providing us strong momentum in the market, and as a result we believe that we are well-positioned to deliver on our fiscal 2017 financial targets."

Fiscal First Quarter 2017 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarter and year-over-year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendix A.

	GAAP Results
	Q1	Q4	Q1	Period Change
	FY 2017	FY 2016	FY 2016	Q-T-Q*	Y-T-Y*
Revenue	$621.5	$716.2	$573.1	(13.2)%	8.4%
Gross margin	44.1%	44.5%	43.9%	(0.4)%	0.2%
Operating expense	$254.7	$258.9	$240.2	(1.6)%	6.0%
Operating margin	3.1%	8.3%	2.0%	(5.2)%	1.1%

	Non-GAAP Results
	Q1	Q4	Q1	Period Change
	FY 2017	FY 2016	FY 2016	Q-T-Q*	Y-T-Y*
Revenue	$621.5	$716.2	$573.1	(13.2)%	8.4%
Adj. gross margin	44.9%	45.2%	44.7%	(0.3)%	0.2%
Adj. operating expense	$226.2	$232.4	$208.4	(2.7)%	8.5%
Adj. operating margin	8.5%	12.8%	8.3%	(4.3)%	0.2%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q1 FY 2017		Q4 FY 2016		Q1 FY 2016
	Revenue	%**	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$412.7	66.4	$488.0	68.1	$389.2	67.9
Packet Networking	72.2	11.6	72.4	10.1	48.2	8.4
Optical Transport	5.1	0.8	5.8	0.8	12.1	2.1
Total Networking Platforms	490.0	78.8	566.2	79.0	449.5	78.4

Software and Software-Related Services
Software Platforms	17.0	2.7	16.3	2.3	8.1	1.4
Software-Related Services	22.3	3.6	21.3	3.0	17.3	3.0
Total Software and Software-Related Services	39.3	6.3	37.6	5.3	25.4	4.4

Global Services
Maintenance Support and Training	55.0	8.9	59.8	8.3	56.1	9.8
Installation and Deployment	27.9	4.5	38.6	5.4	30.8	5.4
Consulting and Network Design	9.3	1.5	14.0	2.0	11.3	2.0
Total Global Services	92.2	14.9	112.4	15.7	98.2	17.2

Total	$621.5	100.0	$716.2	100.0	$573.1	100.0

Additional Performance Metrics for Fiscal First Quarter 2017

	Revenue by Geographic Region
	Q1 FY 2017		Q4 FY 2016		Q1 FY 2016
	Revenue	% **	Revenue	% **	Revenue	% **
North America	$405.9	65.3	$463.1	64.7	$392.7	68.5
Europe, Middle East and Africa	91.5	14.7	112.5	15.7	80.7	14.1
Caribbean and Latin America	35.2	5.7	46.8	6.5	43.8	7.6
Asia Pacific	88.9	14.3	93.8	13.1	55.9	9.8
Total	$621.5	100.0	$716.2	100.0	$573.1	100.0
** Denotes % of total revenue

•	U.S. customers contributed 61.1% of total revenue

•	Two customer accounted for greater than 10% of revenue and represented 27% of total revenue

•	Cash and investments totaled $1.05 billion

•	Cash flow used in operations totaled $26.3 million

•	Average days' sales outstanding (DSOs) were 86

•	Accounts receivable balance was $595.7 million

•	Inventories totaled $284.6 million, including:

◦	Raw materials: $43.5 million

◦	Work in process: $13.9 million

◦	Finished goods: $197.7 million

◦	Deferred cost of sales: $83.9 million

◦	Reserve for excess and obsolescence: $(54.4) million

•	Product inventory turns were 4.0

•	Headcount totaled 5,613

Business Outlook for Fiscal Second Quarter 2017
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of each of the "Forward-Looking Statements" and "Non-GAAP Presentation of Quarterly Results" found in the Notes to Investors below.

Ciena expects fiscal second quarter 2017 financial performance to include:

•	Revenue in the range of $680 to $710 million

•	Adjusted (non-GAAP) gross margin in the mid-40s percentage range

•	Adjusted (non-GAAP) operating expense of approximately $240 million

Live Web Broadcast of Unaudited Fiscal First Quarter 2017 Results
Ciena will host a discussion of its unaudited fiscal first quarter 2017 results with investors and financial analysts today, Wednesday, March 8, 2017 at 8:30 a.m. (Eastern). The live broadcast will be available at www.ciena.com, and an archived replay will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors. Ciena will also post to the Investor Relations page a presentation that includes certain highlighted information discussed on the call and certain historical results of operations.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "Our overall first quarter performance demonstrates our ability to grow and capture market share across geographies, market segments and product lines, reflecting the investments we've made to diversify our business in these areas"; "Our strategic investments and differentiated portfolio are providing us strong momentum in the market, and as a result we believe that we are well-positioned to deliver on our fiscal 2017 financial targets"; "Ciena expects fiscal second quarter 2017 financial performance to include: Revenue in the range of $680 to $710 million; Adjusted (non-GAAP) gross margin in the mid-40s percentage range; Adjusted (non-GAAP) operating expense of approximately $240 million."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-K, which Ciena filed with the Securities and Exchange Commission on December 21, 2016. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

With respect to Ciena’s expectations under “Business Outlook for Fiscal Second Quarter 2017” above, Ciena is not able to provide a quantitative reconciliation of the adjusted (non-GAAP) gross margin and adjusted (non-GAAP) operating expense guidance measures to the corresponding gross profit and gross profit percentage, and operating expense GAAP measures without unreasonable efforts. Ciena cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty.  For the same reasons, Ciena is unable to address the probable significance of the unavailable information.

About Ciena
Ciena (NYSE: CIEN) is a network strategy and technology company. We translate best-in-class technology into value through a high-touch, consultative business model - with a relentless drive to create exceptional experiences measured by outcomes. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended January 31,
	2017	2016
Revenue:
Products	$506,993	$457,589
Services	114,504	115,526
Total revenue	621,497	573,115
Cost of goods sold:
Products	286,811	260,482
Services	60,901	61,183
Total cost of goods sold	347,712	321,665
Gross profit	273,785	251,450
Operating expenses:
Research and development	116,869	108,046
Selling and marketing	85,002	82,478
General and administrative	35,864	31,142
Acquisition and integration costs	—	1,299
Amortization of intangible assets	14,551	16,862
Restructuring costs	2,395	384
Total operating expenses	254,681	240,211
Income from operations	19,104	11,239
Interest and other income (loss), net	370	(8,776)
Interest expense	(15,203)	(12,710)
Income (loss) before income taxes	4,271	(10,247)
Provision for income taxes	410	1,299
Net income (loss)	$3,861	$(11,546)

Net Income (Loss) per Common Share
Basic net income (loss) per common share	$0.03	$(0.08)
Diluted net income (loss) per potential common share	$0.03	$(0.08)

Weighted average basic common shares outstanding	140,682	136,675
Weighted average dilutive potential common shares outstanding[1]	142,184	136,675

1.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first quarter of fiscal 2017 includes 1.5 million shares underlying certain stock options and restricted stock units.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	January 31, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$693,853	$777,615
Short-term investments	250,056	275,248
Accounts receivable, net	595,706	576,235
Inventories	284,595	211,251
Prepaid expenses and other	173,842	172,843
Total current assets	1,998,052	2,013,192
Long-term investments	109,934	90,172
Equipment, building, furniture and fixtures, net	293,150	288,406
Goodwill	267,169	266,974
Other intangible assets, net	127,847	146,711
Other long-term assets	63,942	68,120
Total assets	$2,860,094	$2,873,575
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$273,513	$235,942
Accrued liabilities and other short-term obligations	264,555	310,353
Deferred revenue	113,371	109,009
Current portion of long-term debt	190,122	236,241
Total current liabilities	841,561	891,545
Long-term deferred revenue	78,565	73,854
Other long-term obligations	121,320	124,394
Long-term debt, net	1,019,755	1,017,441
Total liabilities	$2,061,201	$2,107,234
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 141,262,606 and 139,767,627 shares issued and outstanding	1,413	1,398
Additional paid-in capital	6,737,996	6,715,478
Accumulated other comprehensive loss	(18,171)	(24,329)
Accumulated deficit	(5,922,345)	(5,926,206)
Total stockholders’ equity	798,893	766,341
Total liabilities and stockholders’ equity	$2,860,094	$2,873,575

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,
	2017	2016
Cash flows provided by operating activities:
Net income (loss)	$3,861	$(11,546)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	16,699	14,449
Share-based compensation costs	12,825	14,477
Amortization of intangible assets	18,864	20,506
Provision for inventory excess and obsolescence	5,431	7,016
Provision for warranty	553	4,971
Other	4,452	11,087
Changes in assets and liabilities:
Accounts receivable	(21,956)	63,332
Inventories	(78,749)	(22,134)
Prepaid expenses and other	(1,004)	6,761
Accounts payable, accruals and other obligations	4,037	(80,014)
Deferred revenue	8,737	(13,925)
Net cash provided by (used in) operating activities	(26,250)	14,980
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(25,706)	(28,873)
Purchase of available for sale securities	(89,897)	(134,869)
Proceeds from maturities of available for sale securities	95,000	30,000
Settlement of foreign currency forward contracts, net	440	(295)
Net cash used in investing activities	(20,163)	(134,037)
Cash flows provided by financing activities:
Payment of long term debt	(46,296)	(14,639)
Payment of debt and equity issuance costs	—	(797)
Payment of capital lease obligations	(605)	(1,627)
Proceeds from issuance of common stock	9,708	8,870
Net cash used in financing activities	(37,193)	(8,193)
Effect of exchange rate changes on cash and cash equivalents	(156)	(3,400)
Net decrease in cash and cash equivalents	(83,762)	(130,650)
Cash and cash equivalents at beginning of period	777,615	790,971
Cash and cash equivalents at end of period	$693,853	$660,321
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$11,831	$9,902
Cash paid during the period for income taxes, net	$5,521	$3,702
Non-cash investing activities
Purchase of equipment in accounts payable	$5,293	$8,782
Equipment acquired under capital lease	$—	$1,219
Construction in progress subject to build-to-suit lease	$—	$11,522

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended January 31,
	2017	2016
Gross Profit Reconciliation
GAAP gross profit	$273,785	$251,450
Share-based compensation-products	561	571
Share-based compensation-services	628	592
Amortization of intangible assets	4,313	3,438
Total adjustments related to gross profit	5,502	4,601
Adjusted (non-GAAP) gross profit	$279,287	$256,051
Adjusted (non-GAAP) gross profit percentage	44.9%	44.7%

Operating Expense Reconciliation
GAAP operating expense	$254,681	$240,211
Share-based compensation-research and development	3,209	3,428
Share-based compensation-sales and marketing	2,873	4,735
Share-based compensation-general and administrative	5,453	5,129
Acquisition and integration costs	—	1,299
Amortization of intangible assets	14,551	16,862
Restructuring costs	2,395	384
Total adjustments related to operating expense	28,481	31,837
Adjusted (non-GAAP) operating expense	$226,200	$208,374

Income from Operations Reconciliation
GAAP income from operations	$19,104	$11,239
Total adjustments related to gross profit	5,502	4,601
Total adjustments related to operating expense	28,481	31,837
Adjusted (non-GAAP) income from operations	$53,087	$47,677
Adjusted (non-GAAP) operating margin percentage	8.5%	8.3%

Net Income Reconciliation
GAAP net income (loss)	$3,861	$(11,546)
Total adjustments related to gross profit	5,502	4,601
Total adjustments related to operating expense	28,481	31,837
Non-cash loss (gain) on extinguishment of debt	41	(106)
Non-cash interest expense	513	441
Adjusted (non-GAAP) net income	$38,398	$25,227

Weighted average basic common shares outstanding	140,682	136,675
Weighted average dilutive potential common shares outstanding [1]	165,104	151,408

Net Income (Loss) per Common Share
GAAP diluted net income (loss) per common share	$0.03	$(0.08)
Adjusted (non-GAAP) diluted net income per common share [2]	$0.26	$0.18

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2017 includes 1.5 million shares underlying certain stock options and restricted stock units, 5.6 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017 and 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2016 includes 1.8 million shares underlying certain stock options and restricted stock units and 12.9 million shares underlying Ciena's 0.875% convertible senior notes.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2017 requires adding back interest expense of approximately $0.6 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 and approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2016 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.
* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Acquisition and integration costs - consist of expenses for financial, legal and accounting advisors and severance and other employee related costs, associated with our acquisition of Cyan, Inc. on August 3, 2015 and our acquisition of certain high-speed photonic component assets from TeraXion, Inc. on February 1, 2016. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•	Non-cash loss (gain) on extinguishment of debt - related to certain private repurchases conducted with several holders of Ciena's 0.875% convertible senior notes, due June 15, 2017.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.